SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 22, 2003

(Date of earliest event reported)

PRINCETON AMERICAN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-5141	22-1848644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 E. Camelback Road, Suite 105, Phoenix, Arizona 85016

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (602) 522-2444

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On October 22, 2003, Princeton American Corporation (the Company) was informed by Evers & Company, Ltd., Certified Public Accountants, that they have resigned as the independent auditor for the Company effective October 21, 2003.

Evers & Company, Ltd. informed the Company that they are not registering with the PCAOB and therefore will no longer audit SEC registrants.

Evers & Company, Ltd. has served as the Company’s independent auditors since 1998 and has never had nor does it currently have any disagreements with the Company on any matter of accounting principals, financial statement disclosures, auditing scope or procedures.

Evers and Company's report on the Company’s financial statements as of May 31, 2003 and 2002 contained no adverse or disclaimer of opinion, nor was it qualified or modified for audit scope or accounting principles. However, their report contained an additional paragraph that stated that there exists substantial doubt about the Company's ability to continue as a going concern.

A copy of this Form 8-K has been sent to Evers & Company and a letter from Evers & Company stating whether or not they agree with the disclosures contained in this Form 8-K has been requested from Evers & Company and will be filed as an Amendment to this Form 8-K within 2 days of receipt by the Registrant, but no later than 10 days from the date of filing this Form 8-K.

The Company’s Board of Directors will initiate an immediate search and interview process for a replacement independent auditor firm.

Evers & Company, Ltd. has indicated their full cooperation in the transition process to a new independent auditor.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRINCETON AMERICAN CORPORATION
By:	/s/ William C. Taylor

William C. Taylor Chairman, CEO and Director

Date:  October 24, 2003

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

By: /s/ William C. Taylor	Chairman, CEO and Director	October 24, 2003

William C. Taylor

By: /s/ Scott E. Bird	Secretary, CFO and Director	October 24, 2003

Scott E. Bird